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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference herein of our report included in National Data Corporation's Registration Statement on Form S-4 (File No. 333-35995) and to the incorporation by reference of our reports dated July 16, 1997 (except with respect to Note 18, for which the date is August 20, 1997) included in National Data Corporation's Annual Report on Form 10-K for the year ending May 31, 1997 included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
December 12, 1997